EXHIBIT 99.1

Nemaura Medical Reports Financial Results and Provides Business Update for the Fiscal Year Ended March 31, 2022

Loughborough, England, June 30, 2022 (GLOBE NEWSWIRE) — Nemaura Medical, Inc. (Nasdaq: NMRD) (“Nemaura” or the “Company”), a medical technology company focused on developing and commercializing a daily disposable, wearable glucose sensor and supporting personalized lifestyle coaching programs, today provides a business update and releases its financial results for the fiscal year ended March 31, 2022.

Corporate Highlights for FY2022:

  Commenced shipments of sugarBEAT® continuous glucose monitor (CGM) devices to its UK licensee, MySugarWatch Limited (“MSWL”), previously DB Ethitronix Limited. MSWL commenced mass educational and awareness campaigns to physicians in the UK via a leading professional publication and direct to consumer via national papers with daily circulation exceeding 1.2 million
  Recognized $503,906 in revenue for the fiscal year ending March 31, 2022
  Signed a global commercial contract with MySugarWatch DuoPack Limited. Under terms of the deal, the Nemaura’s CGMs and sensors will be provided as Duo-Packs with prescription-only medicines that are widely prescribed for people with Type 2 diabetes. The initial Duo-Pack presentation will be launched as the first of these medicines loses its patent protection in the UK in the calendar fourth quarter of 2022. Over 2 million prescriptions are written for these medicines in the top 3 EU countries (by GDP) alone, representing a significant opportunity
  Launched beta trials of a metabolic health program using a body-worn glucose sensor along with an AI mobile application, intended for employers and insurers as well as direct to consumer, as a form of wellness and preventative medicine platform
  Tiger Partners Trading LLC, an investment advisor to Julian Robertson’s Tiger Management family office, acquired a 3.1% equity stake in the Company in February 2022
  Appointed Dr. Arash Ghadar as Chief Operating Officer. Dr. Ghadar has taken the lead in supporting the commercial supply of product to our current and future licensees and global distributors
  Completed two FDA audits in relation to the Company’s previous PMA submission and is continuing the dialogue with the FDA in relation to the PMA submission

“On the heels of successfully commercializing sugarBEAT® in fiscal 2022 and recognizing our first revenue from our UK licensee MySugarWatch Limited, our primary goal in fiscal 2023 is to expand our revenue by supporting the launch effort of MySugarWatch Limited in the UK. We expect additional purchase orders to support the UK launch, as well as the anticipated Duo-Pack launch later in calendar 2022. MySugarWatch Limited has already begun mass advertising through education and awareness campaigns to healthcare professionals and direct to consumers through the national press,” commented Dr. Faz Chowdhury, CEO of Nemaura.

“Furthermore, we are exploring additional new channels in other territories with our technology platform. We have also started to engage with large scale manufacturers to enable us to meet the strong worldwide diabetic monitoring demand, and any appreciable scale we can build in our business should be meaningful to shareholder value. We look forward to updating investors with additional corporate highlights as they unfold,” concluded Dr. Chowdhury.

FY2022 Financial Summary:

  The fiscal year ended March 31, 2022 marked a pivotal milestone for the Company, as it commenced deliveries of sugarBEAT® to MSWL pursuant to the initial order placed in April 2021
  Research and development expenses were consistent with the prior year at approximately $1.5 million. The Company’s historically more significant research and development expenses relating to clinical trials and improvements made to the sugarBEAT® device began to flatten out over the 2022 fiscal year
  General and administrative expenses were $6,173,049 and $3,032,138 for the fiscal years ended March 31, 2022 and 2021, respectively. These expenses consisted of fees for legal, professional, consultancy, audit services, investor relations, insurance, advertising, and general and operational wages. The year-over-year increase in expenses were driven predominantly by increased wages, as the Company has increased headcount to support the operational scale-up process across both its UK and U.S. teams

About Nemaura Medical, Inc.

Nemaura Medical, Inc. is a medical technology company developing and commercializing non-invasive wearable diagnostic devices. The company is currently commercializing sugarBEAT®and proBEAT™. sugarBEAT®, a CE mark approved Class IIb medical device, is a non-invasive and flexible continuous glucose monitor (CGM) providing actionable insights derived from real time glucose measurements and daily glucose trend data, which may help people with diabetes and pre-diabetes to better manage, reverse, and prevent the onset of diabetes. Nemaura has submitted a PMA (Premarket Approval Application) for sugarBEAT® to the U.S. FDA. proBEAT™ combines non-invasive glucose data processed using artificial intelligence and a digital healthcare subscription service and has been launched in the U.S. as a general wellness product as part of its BEAT®diabetes program that is currently undergoing pilot studies.

Additionally, Nemaura has launched a beta trial of Miboko, a metabolic health and well-being program using a non-invasive glucose sensor along with an AI mobile application that helps a user understand how certain foods and lifestyle habits can impact one’s overall metabolic health and well-being. Nemaura believes that up to half the population could benefit from a sensor and program that monitors metabolic health and well-being.

The Company sits at the intersection of the global Type 2 diabetes market that is expected to reach nearly $59 billion by 2025, the $50+ billion pre-diabetic market, and the wearable health-tech sector for weight loss and wellness applications that is estimated to reach $60 billion by 2023.

For more information, please visit www.NemauraMedical.com.

Cautionary Statement Regarding Forward-Looking Statements:

The statements in this press release that are not historical facts may constitute forward-looking statements that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Those risks and uncertainties include, but are not limited to, the launch of proBEAT™ in the U.S., risks related to regulatory status and the failure of future development and preliminary marketing efforts, Nemaura Medical’s ability to secure additional commercial partnering arrangements, risks and uncertainties relating to Nemaura Medical and its partners’ ability to develop, market and sell proBEAT™, the availability of substantial additional equity or debt capital to support its research, development and product commercialization activities, and the success of its research, development, regulatory approval, marketing and distribution plans and strategies, including those plans and strategies related to both proBEAT™ digital health, and sugarBEAT®. There can be no assurance that the company will be able to reach a part of or any of the global market for CGM with its products/services. The U.S. Food and Drug Administration (the “FDA”) reserves the right to re-evaluate its decision that proBEAT™ qualifies as a general wellness product should it become aware of any issues such as skin irritation or other adverse events from the device, as well as any misuse impacting patient safety, and any other reason as the FDA may see fit at its discretion to determine the product does not fit the definition of a general wellness product. These and other risks and uncertainties are identified and described in more detail in Nemaura Medical’s filings with the United States Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K for the most recently completed fiscal year, its Quarterly Reports on Form 10-Q, and its Current Reports on Form 8-K. Nemaura Medical undertakes no obligation to publicly update or revise any forward-looking statements.

Contact:

Jules Abraham
CORE IR
917-885-7378
julesa@coreir.com